As filed with the Securities and Exchange Commission on October 22, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Horizon Thread (PTY) Ltd
(Exact name of registrant as specified in its charter)

South Africa	2070	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Solomon Street, Summerstrand,

Port Elizabeth Eastern Cape 6001, South Africa

Telephone: +27 63 950 0058

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

Yuting Bai

2 Solomon Street, Summerstrand,

Port Elizabeth Eastern Cape 6001, South Africa

Telephone: +27 63 950 0058; Email: Yutbai0617@gmail.Com

(Name, Address, including zip code, and Telephone Number of Agent for Service)

_______

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

 In this Prospectus, unless the context otherwise requires, “Horizon Thread” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Horizon Thread (PTY) Ltd. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending June 30, 2025, and the term “common stock” refers to shares of the Company’s common stock.

PRELIMINARY PROSPECTUS

Ordinary Shares

Horizon Thread (PTY) Ltd (the “Company,” “we,” “us,” or “our”) are a corporation incorporated under the laws of South Africa. We are offering 1,000,000 ordinary shares of the Company pursuant to this Offering. This is the initial public offering of ordinary shares of Horizon Thread (PTY) Ltd. The offering price per share of our ordinary shares in this offering is to be fixed at $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our common stocks on the Nasdaq Capital Market under the symbol “OLIF”. This application only relates to reservation of the ticker symbol “OLIF” for a period of twenty-four months.

We will be listed on the Capital Market tier of NASDAQ under ticker symbol “OLIF”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq. However, we will not complete this offering unless we are so listed. We will not consummate this offering until we receive approval for listing from the Nasdaq.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will receive the proceeds from the sale of these shares and the funds will be used for the purposes set forth herein. Horizon Thread (PTY) Ltd was incorporated in South Africa on February 27, 2025.

As of the date of this Prospectus: (i) our Company’s authorized share capital is 500,000,000.00 shares, $0.0001 par value, all shares are common shares; (ii) our Company’s issued and outstanding shares are 60,000,000 shares of common stock, $0.0001 par value, all shares are held by the Company’s sole shareholder - Yuchan Bai. As of the date of this Registration Statement, Yuchan Bai is controlling 98% of the voting power of the Company. As such, Yuchan Bai has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions such as a change in control, merger, consolidation, or sale of assets.

Horizon Thread (PTY) Ltd is a next-generation agri-tech conglomerate leveraging proprietary non-chemical intervention and sustainable cultivation technologies to revolutionize the global olive industry. The Company aspires to become a globally renowned olive-based ecosystem headquartered in South Africa and the U.S.

We operate across three key business segments:

(i) Agricultural Innovation and Sustainable Cultivation – We utilize advanced proprietary technologies, data-driven analytics, and biotechnology to develop innovative olive cultivation and production methods tailored to environmental challenges and global demand. Our focus encompasses sustainable farming practices, efficient processing, and scalable supply chains that promote biodiversity, reduce resource use, and ensure high-quality olive outputs.

(ii) Health-Focused Products and Biomedicine Interventions – We develop and commercialize premium olive-derived products, including extra virgin olive oils and therapeutic formulations, leveraging the unique nutritional and medicinal properties of olives for non-chemical interventions against chronic diseases. Our biomedicine initiatives emphasize evidence-based applications in health promotion, disease prevention, and integration into global dining and lifestyle habits.

(iii) Educational and Training Programs – We create, deliver, and monetize comprehensive education and empowerment initiatives, including training for local olive enterprises in underserved regions. Through partnerships, licensing of training modules, and community programs, we foster economic development, poverty alleviation, and skill-building, while generating revenue from service fees and collaborative ventures.

The shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $5.00 per share for the duration of the offering. The Company estimates the costs of this offering at about $[●]. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account. No escrow account will be established. Any investor who purchases shares will have no assurance that any monies, besides their own, will be invested for the shares subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should base your decision solely on the information presented in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information regarding this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The table of contents below is designed to help you locate key information within this prospectus. We encourage you to read the entire prospectus before making an investment decision.

TABLE OF CONTENTS

PART I. – PROSPECTUS	PAGE
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF BUSINESS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES SHARES ELIGIBLE FOR FUTURE SALE UNDERWRITING
REPORTS TO SECURITIES HOLDERS
DESCRIPTION OF FACILITIES
LEGAL PROCEEDINGS
PATENTS AND TRADEMARKS
DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MATERIAL CHANGES
PART II. – INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
INDEMNIFICATION OF OFFICERS AND DIRECTORS
UNDERTAKINGS
SIGNATURES

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

During the process of our IPO, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus may include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section contained in this Prospectus.

This summary highlights selected information discussed in this prospectus. The summary is not complete and does not contain all of the information you should consider before investing in our common stock. Therefore, you should read this entire prospectus carefully, including the sections titled “Risk Factors” and the financial statements, before making a decision to purchase shares of our common stock.

Corporate History

Horizon Thread (PTY) Ltd (“we”, “us”, “our”, or the “Company”), was incorporated on February 27, 2025, in South Africa.

As of the date of this Prospectus, Yuchan Bai, owns 58,800,000 ordinary shares, or 98% shareholding, in the Company.

Our Corporate Structure

The following Group Structure Chart illustrates our corporate structure, including the names, places of incorporation and the proportion of ownership interests in our significant subsidiaries as of the date of this prospectus.

Group Structure Chart

Shareholder / Entity Name	Shareholding Structure
Yuchan Bai	Horizon Thread (PTY) Ltd is 98% owned by Yuting Bai.
Horizon Thread (PTY) Ltd	The Company currently does not have any subsidiary.

Nature of Business

The Company is a next-generation agri-tech conglomerate leveraging proprietary non-chemical intervention and sustainable cultivation technologies to revolutionize the global olive industry. The Company aspires to become a globally renowned olive-based ecosystem headquartered in South Africa and China.

We operate across three key business segments:

(i) Agricultural Innovation and Sustainable Cultivation – We utilize advanced proprietary technologies, data-driven analytics, and biotechnology to develop innovative olive cultivation and production methods tailored to environmental challenges and global demand. Our focus encompasses sustainable farming practices, efficient processing, and scalable supply chains that promote biodiversity, reduce resource use, and ensure high-quality olive outputs.

(ii) Health-Focused Products and Biomedicine Interventions – We develop and commercialize premium olive-derived products, including extra virgin olive oils and therapeutic formulations, leveraging the unique nutritional and medicinal properties of olives for non-chemical interventions against chronic diseases. Our biomedicine initiatives emphasize evidence-based applications in health promotion, disease prevention, and integration into global dining and lifestyle habits.

(iii) Educational and Training Programs – We create, deliver, and monetize comprehensive education and empowerment initiatives, including training for local olive enterprises in underserved regions. Through partnerships, licensing of training modules, and community programs, we foster economic development, poverty alleviation, and skill-building, while generating revenue from service fees and collaborative ventures.

The Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”).

We have 60,000,000 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Through this offering, we will sell 1,000,000 shares of Common stock after this registration becomes effective. The price at which we, the Company, will offer these shares is at a fixed price of $5.00 per share for the duration of the offering. We will receive all proceeds from our sale of Common stock.

As of the date of this Registration Statement, Yuchan Bai is controlling 98% of the voting power of the Company. As such, Yuting Bai has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions such as a change in control, merger, consolidation, or sale of assets.

All shares being offered by the Company pursuant to this Registration Statement will be sold at a fixed price of $5.00 for the duration of the offering. The Company estimates the costs of this offering to be about $[●]. All expenses incurred in this offering are being paid by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s checking account to be used for the purposes provided herein.  All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

Below is a summary of the terms of the Offering:

Issuer	Horizon Thread (PTY) Ltd.
Securities Being Offered	1,000,000 Common Shares, par value $0.0001 per share.
Ticker Symbol for the Listing	OLIF
Offering price per share	We will sell the shares at a fixed price of $5.00 per share for the duration of this Offering.
Number of shares of common stock outstanding before the offering of common stock	60,000,000 shares of Common stock.
Number of shares of common stock outstanding after the offering of common stock	61,000,000 shares of common stock will be issued and outstanding if we sell all of the shares we are offering, and no shares of Preferred Stock will be issued and outstanding.
Voting Rights	Each Common stock is entitled to one vote.
Use of Proceeds	We intend to use the gross proceeds for, but not limited to, business development, advertising and marketing expenses, expenses related to ongoing reporting requirements and offering expenses.
Transfer Agent	We have not engaged a Transfer Agent. We will engage a Transfer Agent prior to the commencement of this offering.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and are seeking offers to purchase our common stock only in jurisdictions where such offers and sales are permitted.

RISK FACTORS

An investment in our Common stock involves a high degree of risk. Please consider the following risk factors and other information described in this prospectus relating to our business before deciding whether to purchase our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Common stock to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. Therefore, an investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business

The entirety of our business plan’s implementation relies on the establishment of the platform for global clients.

The Company aspires to become a globally renowned olive-based ecosystem headquartered in South Africa and China. Stringent and Evolving Agricultural, Food Safety, and Biomedical Regulations – Our business is subject to extensive laws and regulations globally, and other jurisdictions where we operate. Changes in taxation, advertising restrictions, health claim approvals, product labeling, or bans on certain agricultural or therapeutic products could significantly impact revenue.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our business operation and financial performance may be significantly impacted by various factors that shape the broader economic environment. These factors include consumer spending behaviors, particularly on those items that cannot get immediate benefits. Consumer spending is influenced by multiple elements such as current economic conditions, unemployment rates, salary levels, interest rates, income tax policies, consumer confidence, and overall perceptions of the economy. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business also relies heavily on brand image, reputation, and product quality of our olive-based ecosystem.

It is important that we maintain and increase the image and reputation of our olive-based ecosystem. If our efforts in brand building and improvement of products quality could not get a satisfactory result, it may have a profoundly negative impact on our business. Consumers expect high standards when they choose a brand, and if the products fail to meet these expectations, they are likely to feel disappointed and deceived. This dissatisfaction can lead to a sharp decline in customer loyalty. Word-of-mouth, which is a powerful tool in brand building, can turn against the company as dissatisfied customers share their negative experiences with others. In the digital age, a single negative review can quickly spread on social media and review platforms, further damaging the brand’s image. In the long run, this can erode the brand’s market share and profitability. Competitors with better-quality products will gain an advantage, making it difficult for the company to regain its position in the market.

The requirements of being a public company may strain our resources, distract our management from core business activities and potentially hinder our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Complying with these rules and regulations has increased our legal and financial compliance costs, made certain activities more challenging, time-consuming, or expensive, and placed greater demands on our systems and resources. For instance, the Exchange Act mandates that we file annual, quarterly, and current reports regarding our business and operational results, as well as maintain effective disclosure controls and procedures and internal controls over financial reporting. To meet these standards, we may need to allocate significant resources and management oversight to either maintain or enhance our disclosure controls and internal controls over financial reporting. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. Additionally, we may need to hire additional staff in the future to meet these compliance requirements, which would further increase our costs and expenses.

We may need to raise additional capital to support growth, but there’s a risk that such funding may not be available on terms that are favorable to us, which could impede our growth plans and have a negative impact on our business.

In the future, we may need additional funds beyond those raised in this offering to address business challenges or fuel our growth. To secure these funds, we might pursue public or private equity, equity-linked, or debt financings. However, raising additional capital through equity or convertible debt issuances could result in significant dilution for our existing stockholders. Moreover, any new equity securities we issue might have superior rights, preferences, and privileges compared to our Common Stock. If we opt for debt financing, it could come with restrictive covenants that limit our capital-raising activities and other financial and operational matters, such as our ability to pay dividends. These restrictions may hinder our ability to obtain additional capital and pursue business opportunities, including potential acquisitions. There is also a risk that we may not be able to secure additional financing on favorable terms. If we fail to obtain adequate financing when needed, our capacity to support business growth and address challenges could be severely compromised, which could negatively impact our business.

Given our limited experience as a public company, there is a risk that we may not be able to successfully navigate the complexities and requirements of being publicly listed, which may potentially result in a loss of part or all of your investment.

We have limited experience in complying with the various rules and regulations that are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our business operations are successful. We plan to comply with all of the various rules and regulations required of a public company. However, if we are unable to effectively manage the complexities and demands of being a public company, our ability to maintain our listing and meet regulatory expectations could be compromised. This could result in regulatory scrutiny, financial penalties, or other adverse consequences. If we fail to operate successfully as a public company, your investment may be materially adversely affected. In extreme cases, our inability to operate effectively as a public company could lead to a loss of your entire investment.

Our officers and directors, while highly skilled in their respective areas of expertise, may have limited familiarity with the reporting and disclosure obligations of publicly-traded companies. As we transition to a publicly reporting entity, we anticipate incurring significant costs associated with meeting these ongoing reporting requirements

Our officers and directors, while highly skilled in their respective areas of expertise, may have limited familiarity with the reporting and disclosure obligations associated with publicly-traded companies, as well as with serving in their respective roles within such entities. This unfamiliarity may hinder our ability to establish and maintain effective internal controls over financial reporting and disclosure controls and procedures. As a result, we may face risks related to possible misstatements in our financial statements and possibility to provide inaccurate financial information to our stockholders. Ultimately, this unfamiliarity among our management may cause potential harm to our operations, future earnings, and overall financial success, particularly given the complexities of our industry and the stringent reporting requirements for publicly-traded companies.

To address these challenges, our management and other personnel will need to devote significant time and resources to compliance initiatives to maintain our reporting status. Additionally, the costs associated with adhering to the necessary rules and regulations, which are required to remain an SEC reporting company, are expected to be substantial. We may need to engage external third-party consultants, attorneys, or other firms to assist us in navigating and complying with the applicable rules and regulations for each filing on behalf of the Company.

Our success is reliant on the ongoing contributions of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, any loss of such key individuals could significantly disrupt our business operations.

Our future success hinges on retaining the services of our senior executives and key personnel. Currently, we do not have “key man” life insurance for any members of our senior management team or other critical staff. If one or more of these individuals were to leave or become unable to fulfill their roles, it could disrupt our business operations, and finding suitable replacements could be challenging or even impossible. Moreover, the competition for senior executives and key personnel in our industry is intense, and we may struggle to retain our current talent or attract new senior leaders. If we fail to do so, our business could face significant disruptions.

Additionally, while we might consider obtaining “key man” insurance in the future, there is no guarantee that we will be able to secure such coverage. Even if we do, the insurance proceeds may not be sufficient to offset the losses resulting from the departure of these key personnel.

Our planned business operations will depend heavily on various third-party providers. If a significant third-party provider fails to perform their obligations or is lost due to bankruptcy, consolidation, or any other reason, it could have a negative impact on our business operations.

Our business model relies on establishing cooperation with various third-party service providers. These partnerships are essential for our day-to-day operations and growth strategy. However, several risks could arise from these relationships. For example, if the terms of any third-party agreements are renegotiated unfavorably, it could have a significant negative impact on our business, financial condition, and operational results; or, if these third parties fail to meet their legal or regulatory requirements, breach their contractual obligations, we may face several challenges. These could include legal disputes with the third-party providers, difficulties in renewing agreements on favorable terms, and the need to find alternative suppliers. Switching to new providers might result in higher costs for services or products, which could further strain our financial position. Additionally, managing these third-party relationships effectively is critical. This includes conducting thorough due diligence, negotiating advantageous terms, and continuously monitoring compliance and performance. Any failure in this regard could lead to supply chain disruptions, increased costs, and ultimately, a material adverse effect on our business, future prospects, financial condition, and overall results of operations.

If we are unable to develop and sustain a robust system of internal controls, we may face difficulties in accurately reporting our financial results or preventing fraudulent activities. Any failure to report and file our financial results accurately and on time could damage our reputation and negatively affect the future trading price of our Common stock.

Establishing and maintaining effective internal controls is crucial for providing reliable financial reports and preventing fraud. If we fail to provide accurate financial reports or prevent fraudulent activities, our ability to manage the business efficiently could be compromised, potentially damaging our reputation and investor confidence. This, in turn, could negatively impact our financial condition, operational results, and access to capital. Currently, our small size internal control deficiencies may limit our ability to effectively segregate duties and ensure robust financial reporting processes. For example, though we have established written policies and procedures aligned with US GAAP and SEC disclosure requirements, changes in these requirements or challenges in implementing them could strain our operations. Specifically, we may lack a formal process and timeline for closing our books and records at the end of each reporting period, which could restrict our ability to gather, analyze, and report financial information in a timely manner. To address these issues, we recognize the need to hire additional staff to enhance our internal controls and ensure compliance with regulatory requirements. However, this process is still in the planning stages, and we cannot predict with certainty the costs involved or the timeline for identifying and hiring suitable candidates. While we have had preliminary discussions with potential candidates, no material progress has been made.

Failure to obtain necessary approvals, licenses, or permits required for our business operations could potentially damage our business.

We may face challenges in obtaining all the licenses and approvals that are considered necessary to operate our business effectively. Though Horizon Thread is newly incorporated, we intend to operate across multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, can vary significantly from those in the U.S. This complexity can create uncertainty regarding which specific licenses and approvals are required and the processes involved in securing them. Additionally, we cannot guarantee that our interpretations of these rules and their exemptions have been, or will always be, aligned with those of local regulators.

If our business expands into new markets, we may need to obtain additional licenses and comply with further laws and regulations in those jurisdictions. If we fail to acquire, maintain, or renew necessary licenses or approvals, or if we are required to make filings that we did not anticipate or believed we were exempt from, we could face a range of penalties. These may include confiscation of revenues or assets generated through unlicensed activities, imposition of fines, suspension or revocation of licenses, written reprimands, termination of third-party agreements, criminal prosecution, or restrictions on our operations. Any such penalties could disrupt our business operations and have a significant negative impact on our business, financial condition, and results of operations.

If we fail to effectively adapt to technological advancements or changes in industry practices, including shifts in the business models used within our sector, our business could suffer significant setbacks.

In today’s rapidly evolving business landscape, the ability to adapt to new technologies and industry trends is crucial for sustained success. If we fail to keep pace with technological advancements, we may find ourselves at a competitive disadvantage. New technologies often bring increased efficiency, improved customer experiences, and innovative solutions that can transform industries. By not embracing these changes, a company risks becoming obsolete as competitors leverage new tools and platforms to gain market share. Additionally, the industry itself is constantly evolving, with shifting consumer demands, regulatory changes, and emerging business models. Failure to adapt to these developments can lead to lost opportunities, reduced profitability, and ultimately, a diminished market position. In the long run, a company that does not evolve with the times may struggle to survive, as the business environment becomes increasingly unforgiving for those who cannot innovate and adapt.

We may struggle to compete effectively against current and potential competitors, many of whom possess greater resources and more extensive experience than we have.

We may lack the resources needed to effectively compete with our existing competitors or with any new entrants to the market. We plan to compete with numerous other distributors and retailers offering products identical or similar to ours. These competitors often have significantly greater personnel, financial, and managerial resources at their disposal. The intense competition from these well-established companies with substantial resources and strong reputations could hinder our ability to maintain or grow our business.

Moreover, if demand for our products and services increases, it may attract new companies to enter the market. This influx of additional competitors would heighten the risks to our business. Increased competition could lead to price wars, which would be particularly detrimental to us, as we may not have the resources to compete with larger, more established companies. Furthermore, higher competition and increased demand could strain our manufacturing and output capabilities, potentially leading to higher production costs. This, in turn, could undermine our competitiveness and negatively impact our ability to attract and retain customers.

The JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to ease the regulatory burden on “emerging growth companies”. Since Horizon Thread meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

●exempt from the requirement under Section 404(b) of the Sarbanes-Oxley Act that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●be exempt from the “say on pay” provisions, which require a non-binding shareholder vote to approve the compensation of certain executive officers, and the “say on golden parachute” provisions, which require a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations, as set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); and additionally, exempt from certain disclosure requirements of the Dodd-Frank Act relating to the compensation of Chief Executive Officers

●be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

●be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

While the Company is still assessing the implications of the JOBS Act, it currently plans to utilize all the reduced regulatory and reporting requirements available to it as long as it qualifies as an “emerging growth company.” The Company has chosen not to opt out of the extended time to comply with new or revised financial accounting standards under Section 102(b)(1) of the JOBS Act. This means that, while it remains an “emerging growth company,” the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of its internal controls over financial reporting. This could increase the risk that weaknesses or deficiencies in its internal controls remain undetected. Additionally, as long as it qualifies as an “emerging growth company,” the Company may choose not to disclose certain information, including specific financial data and details regarding executive compensation, which would otherwise be required in filings with the SEC. This lack of disclosure could make it more challenging for investors and securities analysts to evaluate the Company. Consequently, investor confidence in the Company and the market price of its ordinary shares may be negatively affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, which means we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. If we remain a “smaller reporting company” after we no longer qualify as an “emerging growth company,” our disclosure requirements in SEC filings will increase. However, they will still be less burdensome than if we were neither an “emerging growth company” nor a “smaller reporting company”. Specifically, like “emerging growth companies,” “smaller reporting companies” are permitted to provide simplified executive compensation disclosures in their filings. They are also exempt from Section 404(b) of the Sarbanes-Oxley Act, which requires independent registered public accounting firms to provide an attestation report on the effectiveness of internal controls over financial reporting. Other reduced disclosure obligations include being required to provide only two years of audited financial statements in annual reports. These reduced disclosures due to our status as an “emerging growth company” or “smaller reporting company” may limit investors’ ability to fully analyze the Company’s results of operations and financial prospects.

As an “emerging growth company” under the JOBS Act of 2012, we are subject to reduced disclosure requirements, but we cannot predict whether these simplified reporting obligations might make our Common stock less appealing to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act allows “emerging growth companies” to take advantage of an extended transition period for complying with new or revised accounting standards, as provided in Section 7(a)(2)(B) of the Securities Act. This means we can delay adopting certain accounting standards until they would otherwise apply to private companies. We have chosen to use this extended transition period. As a result, our financial statements may not be directly comparable to those of companies that comply with the public company effective dates for these standards.

Since our aim is to build a broad development platform for global entrepreneurs, we are exposed to a range of international risks that could impact our business.

As we strive to establish a comprehensive development platform for global entrepreneurs, our operations may be exposed to a variety of international risks. These risks include periodic economic downturns in foreign markets, which can lead to reduced consumer demand, lower spending power, and increased market volatility. Additionally, political instability in certain regions may result in regulatory uncertainties, disruptions to supply chains, and challenges in maintaining consistent business operations. These factors, combined with potential currency fluctuations, trade restrictions, changes in local laws and regulations, and varying tax policies, could negatively impact our sales and increase our cost of doing business. Moreover, navigating these risks may require significant resources and management attention, potentially diverting focus from other strategic initiatives. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Any factors that restrict cross-border trade or increase its complexity could potentially harm our business.

Cross-border trade is a significant contributor to our revenue. However, shipping goods across national borders is often more costly and complex compared to domestic shipping. Factors such as customs and duty procedures, duty-free thresholds in key markets, the integration of national postal systems, and security-related processes at international borders can all drive up costs, deter customers from making cross-border purchases, delay shipments, and create uncertainties in the shipping process. Any factors that escalate the costs of cross-border trade or that restrict, delay, or otherwise complicate cross-border trade could reduce our revenue and profits, thereby adversely affecting our business.

As we are in the development stage, we have not yet generated substantial revenues and lack an extensive operating history.

The Company was incorporated on February 27, 2025, and has started to generate substantial revenues. Given our limited operating history, it is challenging to evaluate our future prospects. Based on our current business plans, we anticipate continuing to incur operating losses in the foreseeable future, primarily due to significant start-up expenses associated with launching our business. Moreover, we cannot assure you that we will successfully generate revenues or achieve and maintain positive cash flow in the future. If we fail to do so, we may need to close our business or seek additional capital through loans or further equity financing to sustain our operations. This could dilute the value of the shares you purchase in this offering. We also cannot guarantee that we will be able to obtain financing in a timely manner or on terms that are commercially reasonable.

While the management is highly proactive in identifying and addressing potential risks, given the inherent uncertainties and complexities involved, we cannot guarantee that all risks may be fully resolved or mitigated in every instance.

The management team at Horizon Thread is highly proactive in identifying and addressing potential business risks, demonstrating a forward-thinking approach to safeguard the company’s interests in such ever-changing market. They possess a strong ability to embrace new ideas and continuously learn, ensuring they stay ahead of emerging threats and incorporate innovative solutions into their risk management strategies. Their effective coordination of resources and commitment to collaboration across departments further enhance the Company’s preparedness. However, given the inherent uncertainties and complexities of the capital market and the whole business environment, there is no guarantee that all risks may be fully resolved or mitigated in every instance.

Risks Relating to the Company’s Securities

We currently have no plans to pay dividends on our common stock.

At present, we do not plan to declare or pay any cash dividends on our capital stock. Instead, we intend to retain all future earnings to support the growth of the Company. As a result, we do not anticipate paying any dividends in the foreseeable future.

Future sales of our securities or other events that dilute our equity could potentially have a negative impact on the market price of our common stock.

We generally have the flexibility to issue additional common stock, including securities that can be converted into, exchanged for, or represent the right to receive common stock. The market price of our common stock may decline if there are sales of common stock or convertible/exchangeable securities following this offering, or if there is a perception that such sales might occur.

Our securities currently do not have an established market, and it is uncertain whether an active trading market will develop, such uncertainty could result in our common stock trading below the offering price specified herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. The offering price of our common stock may not necessarily reflect the market price of our common stock following this offering. If you acquire shares of our common stock, there is no assurance that you will be able to resell them at or above the offering price set herein. The development of an active trading market for our common stock, if it occurs at all, and its level of liquidity are and will remain unpredictable. It is possible that an active public market may not emerge or may not be sustained following this offering. In the event that an active public market does not materialize or is not sustained, you may encounter challenges when attempting to sell your common stock, either at an attractive price or at any price at all.

A substantial number of shares issued in this offering could be sold into the market following the offering, which may put downward pressure on the market price of our common stock.

If a public market for our common stock develops, a significant number of shares issued in this offering may be sold into the market afterward, which could lead to a decline in the market price of our common stock. Specifically, if the volume of shares offered for sale exceeds the demand from buyers, the market price or perceived value of our common stock may decrease to a level at which buyers are willing to purchase and sellers are willing to sell the shares. All securities issued in this offering will be freely tradable without further restriction or registration under the Securities Act.

In the future, we may decide to issue additional shares of our common stock, which could result in dilution for our existing stockholders.

We are authorized to the issuance of up to 500,000,000 shares of common stock, of which 60,000,000 shares are currently issued and outstanding as of the date of this filing. Future issuances of additional common shares could significantly reduce the ownership percentage of our existing stockholders. We may determine the value of any future issuances of common stock at our discretion. Issuing common stock for purposes such as future services, acquisitions, or other corporate activities may dilute the value of shares held by our investors and could potentially have a negative impact on any trading market that may develop for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not be entitled to a refund.

Investors do not have the right to withdraw their invested funds once invested. Subscription payments will be paid to Horizon Thread, and held in our bank account. If the management determines that the Subscription Agreements are in good order and the Company accepts the investor’s investment, investors will not be entitled to a refund of their payment.

We may be subject to the penny stock rules which could make it more difficult to sell the shares of our common stock.

We may currently be subject, and could continue to be in the future, to the SEC’s “penny stock” rules if our common stock trades below $5.00 per share. Penny stocks are generally defined as equity securities priced below $5.00. Under these rules, broker-dealers are required to provide customers with a standardized risk disclosure document prepared by the SEC, which outlines the nature and risks associated with penny stocks. Additionally, broker-dealers must supply current bid and offer quotations for the penny stock, disclose the compensation received by the broker-dealer and its salesperson, and provide monthly account statements showing the market value of each penny stock held in the customer’s account. This information regarding bid and offer quotations and compensation must be communicated to the customer either orally or in writing before the transaction is completed and must be provided in writing before or with the customer’s confirmation.

In addition, the penny stock rules stipulate that before a transaction, the broker-dealer must conduct a written suitability assessment to determine whether the penny stock is an appropriate investment for the purchaser and obtain the purchaser’s written consent to the transaction. These rules can be cumbersome and may potentially decrease demand for our offerings as well as trading activity in our common stock. As long as our common stock remains subject to the penny stock rules, holders of these shares may encounter greater difficulties in selling their securities.

We may need additional funding to satisfy our future capital requirements, and any future financing strategies could potentially have a negative impact on holders of our common stock.

Our operations may need additional funding. However, we cannot predict whether additional financing will be available to us on favorable terms or at all. If we successfully raise additional capital through the issuance of equity securities, our existing stockholders are likely to experience dilution, which could be substantial. Any new equity securities we issue may have rights, preferences, or privileges that are senior to those of our existing stockholders. If we raise additional funds through collaborations or other arrangements, we may need to relinquish certain rights that could be perceived as unfavorable to us. There is no assurance that we will be able to secure sufficient capital funding in the future to continue operations and implement our strategy. Due to these uncertainties, there is significant doubt regarding our ability to continue as a going concern.

Our Chairperson and Director, Yuting Bai is new to the process of conducting an IPO. While she brings a wealth of other valuable experience to our team, this particular area represents a learning opportunity. As a result, there is a possibility that we may not raise the necessary funds to launch our business operations.

While our Chairperson and Director Yuting Bai has brought a strong foundation of skills and knowledge to our Company, she may not have extensive prior experience in conducting an IPO offering. As we navigate this process, there is a possibility that raising adequate funds to support our planned operations could present some challenges. We are committed to addressing any such challenges diligently, but it is important to acknowledge that funding shortfalls could potentially affect the timing of our business strategy execution, product or service development, and market opportunity capture. We are taking proactive steps to mitigate these risks and are confident in our ability to adapt and learn. However, given the uncertainties inherent in any fundraising effort, we want to ensure that our stakeholders are aware of the potential outcomes, including the possibility of not achieving our fundraising goals.

We will have significant flexibility in determining how to use the net proceeds from this offering, hence, there is a risk that we may not allocate or utilize these funds in the most effective manner.

Our management will have broad discretion in determining how to apply the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Given the number and variability of factors that will determine our use of the net proceeds, their ultimate application may differ significantly from their currently intended use. While our management is committed to utilizing these funds in a manner that supports our business objectives, there is a possibility that the allocation may not result in an increase in the value of investors’ investments. If the net proceeds are not applied as effectively as anticipated, it could impact our business performance and potentially affect the financial returns on your investment.

We will continue to face costs and demands on management in order to comply with the laws and regulations applicable to public companies.

As a public company, we will continue to incur significant legal, accounting, and other expenses. We will also face ongoing costs related to corporate governance requirements, including those under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to devote substantial time to comply with these rules and regulations. These requirements are expected to result in higher legal and financial compliance costs compared to those of a private company and may make certain activities more time-consuming and costly. Additionally, these rules and regulations may increase the difficulty and expense of obtaining directors’ and officers’ liability insurance. Consequently, it may become more challenging for us to attract and retain qualified individuals to serve on our board of directors or as executive officers, which could negatively impact investor confidence and potentially harm our business or stock price.

We will continue to incur ongoing costs and expenses associated with complying with SEC reporting requirements and maintaining compliance. In the absence of substantial revenue, we may struggle to meet such compliance obligations, which could make it difficult for investors to sell their shares, if at all.

We will be required to file annual, quarterly, and current reports, as well as other information with the SEC, as mandated by the Securities Exchange Act. To maintain compliance with these requirements, we will need to generate future revenue to cover the costs associated with these filings, which may represent a significant portion of our available cash resources. If we fail to generate sufficient revenues or lack the necessary cash reserves to remain in compliance, it may become difficult for investors to resell any shares they purchased.

The Company has chosen not to opt out of the extended accounting transition period provided by the JOBS Act. As a result, its financial statements may be more difficult to compare with those of other companies.

In accordance with the JOBS Act of 2012, the Company, as an emerging growth company, has the option to opt out of the extended transition period for any new or revised accounting standards issued by the PCAOB or the SEC. However, the Company has chosen not to opt out of this extended transition period. As a result, when a new or revised standard is issued with different implementation dates for public and private companies, the Company, as an emerging growth company, can adopt the standard applicable to private companies. This may complicate or even prevent meaningful comparisons of the Company’s financial statements with those of other public companies that are neither emerging growth companies nor have opted out of the extended transition period, as they may be using different or revised standards.

As long as we remain an emerging growth company, we are exempt from certain reporting requirements that are applicable to other public companies. These exemptions include compliance with specific accounting standards and detailed disclosures regarding executive compensation.

Under the JOBS Act, we are designated as an “emerging growth company.” As long as we remain an emerging growth company, we are exempt from certain requirements that apply to other public companies. Specifically, we are not required to: i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act; ii) comply with any new PCAOB requirements related to mandatory audit firm rotation or additional information in the auditor’s report; iii) disclose certain executive compensation details required of larger public companies; and iv) hold non-binding advisory votes on executive compensation.

Our securities have never been traded before, and there is no guarantee that an active market will develop. As a result, our common stock may trade below the initial public offering price.

Prior to this offering, there has been no public market for our common stock. The initial public offering price is set at $5.00 per share. However, this fixed offering price does not reflect the potential market price of our common stock after the offering. If you purchase shares in this offering, there is no assurance that you will be able to resell them at or above the initial public offering price. We cannot predict whether investor interest will lead to the development of an active trading market for our common stock, or how liquid such a market might be. There is also no guarantee that an active public market will develop or be sustained following the offering. If an active market does not emerge or is not maintained, you may find it difficult to sell your shares at a favorable price—or you may not be able to sell them at all.

The price of our common stock may experience significant volatility or decline, regardless of our actual operating performance; consequently, you may not be able to resell your shares at or above the initial public offering price.

Following this offering, the market price of our common stock is expected to be volatile, primarily because our shares have not been publicly traded before. Moreover, the price of our common stock may experience significant fluctuations due to various factors, many of which are beyond our control, including:

●Changes in general economic conditions, market trends, or industry-specific developments, especially within the leisure travel sector;

●Shifts in key management personnel;

●Expansion into new geographic markets;

●Actions, announcements, or significant transactions (such as acquisitions, divestitures, strategic partnerships, joint ventures, or capital commitments) by us or our competitors;

●Variations in quarterly operating results or discrepancies between our actual performance and investor expectations;

●Public reactions to press releases, announcements, or filings with the SEC made by us or third parties;

●Litigation-related announcements;

●Any guidance we provide to the public, changes to this guidance, or our failure to meet such expectations;

●Adjustments in financial estimates or ratings by securities analysts, our failure to meet these estimates, or lack of analyst coverage of our common stock;

●The development and sustainability of an active trading market for our common stock;

●Broader industry developments, economic factors, and other external influences;

●Future sales of our common stock by our officers, directors, or significant stockholders; and

●Changes in accounting principles.

These factors, among others, could cause the market price of our common stock to decline, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

In the future, we may issue additional common shares, which could reduce the percentage of ownership for existing investors and may also dilute the value of their shares.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of common stock with a par value of $0.0001. As of the date of this filing, 60,000,000 shares of common stock are outstanding, meaning we have the capacity to issue up to an additional 1,000,000 common shares. The future issuance of common stock could significantly dilute the percentage ownership of our existing shareholders. We may determine the value of any common stock issued in the future on an arbitrary basis. Issuing common stock for future services, acquisitions, or other corporate actions may dilute the value of shares held by our investors and could negatively impact any trading market for our common stock.

We are required to adhere to the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act (FCPA), which prohibits U.S. companies from making bribes or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. However, foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft, and other fraudulent practices occasionally occur in Asia. If our competitors engage in such practices, they may gain preferential treatment from company personnel or government officials. This could provide them with an advantage in securing business or obtaining new licenses, thereby putting us at a competitive disadvantage. If our employees or other agents are found to have engaged in such prohibited practices, we could face severe penalties.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined by applicable securities laws, which pertain to future events or our anticipated financial performance. Such forward-looking information may cover topics like capital expenditures, the success of business activities, permitting timelines, requirements for additional funding, government regulations affecting our operations, environmental risks, limitations on insurance coverage, and the completion of regulatory approvals. In some cases, these forward-looking statements can be identified by words and phrases such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or “continue,” as well as variations of these terms or other expressions indicating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” or “be achieved.”

These forward-looking statements are subject to known and unknown risks, uncertainties, and other significant factors that could cause our actual results, performance, or achievements to differ materially from what is expressed or implied by these statements. The forward-looking statements and opinions in this prospectus are based on the information available to us as of the date of this filing. Although we believe this information provides a reasonable basis for our statements, it may be limited or incomplete. Our statements should not be interpreted as indicating that we have conducted an exhaustive investigation or review of all potentially relevant information. Forward-looking statements include, but are not limited to, statements regarding: i) future financial performance, such as expectations related to revenue, cost of revenue, operating expenses, ability to determine reserves, and achieving/maintaining profitability etc.; ii) service development; iii) liquidity management, such as sufficiency of cash, cash equivalents, and investments to meet liquidity requirements; iv) operational risk management; v) future growth expectations; vi) third-party relationships; vii)  acquisition and integration of certain assets or equities; viii) increased expenses associated with being a public company; ix) Impact of changes in laws and regulations on operations; x) inflation and currency fluctuations; xi) ability to obtain necessary certifications, approvals, and licenses; xii) development of a public trading market for our securities; xiii) costs and impacts of complying with current and future regulations; xiv) operational fluctuations; xv) reliance on senior management and key employees; and xvi) other factors detailed under the “Risk Factors” section.

We caution you that the above list may not be exhaustive and may not include all forward-looking statements contained in this prospectus. You should not view forward-looking statements as guarantees or predictions of future events. The forward-looking statements in this prospectus are based primarily on our current expectations and projections regarding future events and trends that we believe may impact our business, financial condition, results of operations, and prospects. However, these statements are subject to risks, uncertainties, and other factors, including those detailed in the “Risk Factors” section and elsewhere in this prospectus. Moreover, we operate in a highly competitive and rapidly evolving environment, where new risks and uncertainties may arise at any time. It is not possible for us to predict all potential risks and uncertainties that could affect the forward-looking statements in this prospectus. We cannot assure you that the results, events, or circumstances anticipated in these forward-looking statements will be realized or occur. In fact, actual outcomes, events, or circumstances could differ significantly from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements contained herein. Moreover, the forward-looking statements in this prospectus are made only as of the date of this document. We do not undertake any obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, or to account for new information or unanticipated events, except as required by law. We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on them. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may undertake.

Moreover, statements such as “we believe” and similar expressions reflect our current beliefs and opinions on the relevant subject. These statements are based on the information available to us as of the date of this prospectus. Although we believe this information provides a reasonable basis for our statements, it may be limited or incomplete. Our statements should not be interpreted as indicating that we have conducted an exhaustive inquiry or review of all potentially relevant information. Given the inherent uncertainty of these statements, investors are cautioned not to place undue reliance on them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONN AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes, which are included elsewhere in this Report.

Business Summary

The Company is a next-generation agri-tech conglomerate leveraging proprietary non-chemical intervention and sustainable cultivation technologies to revolutionize the global olive industry. The Company aspires to become a globally renowned olive-based ecosystem headquartered in South Africa and China.

We operate across three key business segments:

(i) Agricultural Innovation and Sustainable Cultivation – We utilize advanced proprietary technologies, data-driven analytics, and biotechnology to develop innovative olive cultivation and production methods tailored to environmental challenges and global demand. Our focus encompasses sustainable farming practices, efficient processing, and scalable supply chains that promote biodiversity, reduce resource use, and ensure high-quality olive outputs.

(ii) Health-Focused Products and Biomedicine Interventions – We develop and commercialize premium olive-derived products, including extra virgin olive oils and therapeutic formulations, leveraging the unique nutritional and medicinal properties of olives for non-chemical interventions against chronic diseases. Our biomedicine initiatives emphasize evidence-based applications in health promotion, disease prevention, and integration into global dining and lifestyle habits.

(iii) Educational and Training Programs – We create, deliver, and monetize comprehensive education and empowerment initiatives, including training for local olive enterprises in underserved regions. Through partnerships, licensing of training modules, and community programs, we foster economic development, poverty alleviation, and skill-building, while generating revenue from service fees and collaborative ventures.

Results of Operations

Assets

As of September 30, 2025, we had total assets of $[●] and cash and cash equivalents of $[●].

Liabilities and Stockholders’ Equity

As of September 30, 2025, we have no liabilities. We have a shareholders’ equity of $[●].

Revenue

For the year ended September 30, 2025, we realized revenues of $[●], and a gross profit of $[●].

Expenses

For the year ended September 30, 2025, we incurred selling general and administrative expenses in the amount of $[●]. Expenses primarily consist of legal, accounting, consulting and other professional service fees.

Net Loss

For the year ended September 30, 2025, we incurred no net loss.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $[●] for the year ended September 30, 2025.

Cash Used in Investing Activities

For the year ended September 30, 2025, the Company has no investing activities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements, including those that would impact liquidity, capital resources, market risk support, credit risk support, or provide any other benefits.

Going Concern

The financial statements included herein have been prepared on the assumption that the Company will continue as a going concern. For the period ended September 30, 2025, the Company recorded a net loss of $[●], which led to an accumulated deficit of $[●] and a working capital of $[●].

The Company’s current cash position may not be sufficient to support its day-to-day operations. Although the Company is confident in its strategic direction and its ability to raise additional funds, there is no guarantee that these efforts will be successful. The Company’s ability to continue as a going concern depends on its capacity to enhance profitability and secure funding through this public offering. If the proceeds from this offering are inadequate, the Company will need to rely on financial support from its controlling shareholder.

These uncertainties, along with other factors, create significant doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. The financial statements do not include any adjustments to reflect the potential future impact on the recoverability and classification of assets or the amounts and classification of liabilities that could arise if the Company is unable to continue as a going concern.

DESCRIPTION OF BUSINESS

Corporate History

Horizon Thread (PTY) Ltd (“we”, “us”, “our”, or the “Company”), was incorporated on February 27, 2025, in South Africa.

Business Information

The Company is an agri-tech company with specialized expertise in the olive industry. Founded on the principles of sustainability, health promotion, and global economic integration, our business encompasses a comprehensive ecosystem that spans olive cultivation, production, processing, and sales, while extending into biomedicine, education, technology, and poverty alleviation initiatives. We operate across three key business segments:

(i) Agricultural Innovation and Sustainable Cultivation – Employing cutting-edge proprietary tools, analytics powered by data, and biotech advancements, we innovate olive growing and manufacturing techniques adapted to ecological pressures and worldwide needs. Our efforts center on eco-conscious agriculture, streamlined production processes, and expandable distribution networks that enhance ecological diversity, conserve resources, and deliver superior olive yields.

(ii) Health-Focused Products and Biomedicine Interventions – We innovate and market high-end products from olives, such as premium extra virgin olive oils and healing compounds, capitalizing on the distinctive health and therapeutic attributes of olives for natural remedies targeting long-term illnesses. Our biomedical endeavors prioritize scientifically supported strategies for wellness enhancement, illness avoidance, and seamless incorporation into everyday meals and routines.

(iii) Educational and Training Programs – We design, implement, and capitalize on extensive learning and capacity-building efforts, such as skill-building workshops for regional olive ventures in underprivileged areas. Via alliances, module licensing, and outreach initiatives, we drive financial progress, combat poverty, and cultivate expertise, while securing income through consultation charges and joint projects.

Competitive Strengths

●Technology-Driven Innovation: Our integration of proprietary non-chemical intervention technologies, biotechnology, and circular economy principles optimizes product development, supply chain efficiency, and consumer engagement.

●Global Expansion Strategy: We target high-growth markets in Asia, North America, and Europe, capitalizing on cross-border e-commerce and premiumization trends.

●Regulatory Compliance & Sustainability: We adhere to stringent international regulations while investing in eco-friendly production and reduced-risk products.

●Growth Strategies:

●- Expanding our biomedical collaborations, including scaling the Stanford-partnered platform to serve a global customer base.

●- Entering new markets for olive cultivation training and product distribution, prioritizing regions with high poverty alleviation potential.

●- Investing in R&D to enhance our non-chemical technologies and develop new olive-derived products.

●- Pursuing strategic partnerships and acquisitions to bolster our ecosystem and accelerate market penetration.

●- Leveraging digital platforms to increase direct-to-consumer sales and engagement.

●We aim to achieve these goals while maintaining our commitment to sustainability and health promotion.

● Intellectual Property

We protect our innovations through a portfolio of patents, trademarks, and trade secrets. Our key intellectual property includes proprietary formulations for non-chemical interventions and agricultural technologies. We actively monitor and enforce our IP rights in relevant jurisdictions.

Our Products & Services

We offer a diverse range of products and services centered on olives, designed to address health, nutrition, and economic needs. Our portfolio includes:

- Olive-Based Food and Nutritional Products: We produce high-quality olive oil, olive-derived foods, and nutritional supplements that incorporate the health benefits of olives, such as antioxidants, anti-inflammatory properties, and support for cardiovascular health. These products are integrated into global dining habits, promoting olives as a staple in healthy diets.

- Biomedical and Health Intervention Solutions: Leveraging our proprietary non-chemical intervention technology, we have developed innovative solutions for managing chronic diseases, including hepatitis, diabetes, hyperglycemia, hyperlipidemia, and Alzheimer's disease. This technology represents the world's only non-chemical approach to these conditions, demonstrating promising results in clinical settings. Our interventions focus on natural, olive-derived compounds to provide effective, side-effect-minimized alternatives to traditional pharmaceuticals.

- Agricultural and Cultivation Services: We provide comprehensive services for olive cultivation, including seedling cultivation, new variety breeding, and advanced planting systems. Our agricultural technology enhances yield, resilience, and sustainability, incorporating elements of the circular economy to reduce environmental impact.

- Education and Training Programs: We offer practical training in olive cultivation, production, and business development, targeted at residents in peaceful countries and regions. These programs encourage participants to create local brands, establish sales channels, and integrate into global markets, thereby promoting economic self-sufficiency and poverty alleviation.

- Catering and Lifestyle Services: Through our catering division, we deliver olive-centric meals and experiences that emphasize health and sustainability. This includes partnerships with restaurants and wellness centers to incorporate our products into daily lifestyles.

- Customer Service Platform for Chronic Diseases: In collaboration with the Stanford Medical School's Chronic Disease Center, we are developing a digital platform for chronic disease discovery, intervention, and management. This platform provides personalized products and services, enabling clients to access tailored recommendations for non-chemical interventions and lifestyle adjustments.

Our products and services are sold through a combination of direct channels, partnerships, and online platforms, with a focus on expanding into international markets.

Our Technology and Research & Development

At the core of our business is our proprietary non-chemical intervention technology, which harnesses the bioactive compounds in olives to address chronic health conditions without relying on synthetic chemicals. This technology has been developed through years of research and has shown efficacy in managing diseases such as hepatitis, diabetes, hyperglycemia, hyperlipidemia, and Alzheimer's. We continue to invest in refining this technology, including ongoing clinical validations and expansions to additional health applications.

In agriculture, we are advancing technologies for olive cultivation, including improved planting systems, genetic breeding for resilient varieties, and sustainable farming practices. Our R&D efforts emphasize integration with the circular economy, such as waste recycling from olive processing into biofuels or soil enhancers.

We allocate a significant portion of our resources to R&D, collaborating with academic institutions like Stanford Medical School to accelerate innovation. As of [insert date], we hold [insert number, if applicable] patents and patent applications related to our technologies, with a focus on protecting our intellectual property in key markets.

Market Opportunity and Industry Overview

The global olive oil and olive-derived products market is experiencing robust growth, driven by increasing consumer awareness of health benefits and demand for natural, sustainable foods. According to industry reports, the olive oil market alone is projected to reach [insert estimated market size, e.g., $XX billion by 20XX], with compound annual growth rates exceeding [insert percentage]. Our focus on biomedicine taps into the expanding chronic disease management sector, where non-pharmacological interventions are gaining traction amid rising healthcare costs and preferences for natural therapies.

In poverty alleviation and agricultural development, opportunities abound in emerging markets, particularly in Africa and other peaceful regions, where olive cultivation can provide economic stability and food security. Our integrated approach positions us to capture share in multiple adjacent markets, including functional foods, telemedicine platforms, and sustainable agriculture.

We operate in a competitive landscape that includes traditional olive producers, biomedical companies, and agricultural tech firms. However, our unique combination of olive-centric health interventions, global training programs, and ecosystem-building sets us apart, offering a differentiated value proposition.

Operations and Supply Chain

Our operations are vertically integrated, encompassing olive cultivation, processing, product development, and distribution. We source olives from our own farms and partner growers in South Africa and select international regions, ensuring quality control and traceability. Production facilities adhere to international standards for food safety and biomedical manufacturing.

We emphasize sustainability through circular economy practices, such as repurposing olive byproducts and minimizing water usage in cultivation. Our supply chain is designed for resilience, with diversified sourcing to mitigate risks from climate or geopolitical factors.

As of [insert date], we employ approximately [insert number] personnel, including experts in agronomy, biomedicine, and business development. Our headquarters in South Africa serve as the hub for R&D and administration, with satellite operations in training locations.

Government Regulation

As a company operating in agriculture, food production, and biomedicine, we are subject to regulations in South Africa and international markets. This includes compliance with food safety standards (e.g., HACCP), agricultural practices, and health product regulations (e.g., FDA-equivalent approvals for biomedical claims). We work closely with regulatory bodies to ensure adherence and anticipate changes that could impact our operations.

Employees

Our team consists of dedicated professionals with expertise in olive agriculture, biomedicine, education, and global business. We foster a culture of innovation and social responsibility, with ongoing training to support our mission.

Properties

We own and lease properties in South Africa for cultivation, production, and administrative purposes. These facilities are equipped to support our integrated operations.

Legal Proceedings

We are not currently involved in any material legal proceedings.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $20 million, after deducting estimated underwriting discounts, commissions, and offering expenses payable by us. This estimate is based on an assumed initial offering price of $5.00 per share (excluding any exercise of the underwriters’ over-allotment option). There is no minimum number of shares required to be sold for the offering to proceed.

The table below reflects our current intentions regarding the use and allocation of the net proceeds from this offering, based on our present plans and business conditions. However, our management will retain some flexibility and discretion in applying these net proceeds. In the event of unforeseen circumstances or changes in business conditions, we may use the proceeds differently than described in this prospectus. To the extent that the net proceeds from this offering are not immediately used for the stated purposes, we intend to invest them in short-term, interest-bearing bank deposits or debt instruments.

Description of Use	Estimated Amount of Net Proceeds ($)	Percentage
Potential strategic acquisition and investment opportunities		[●] %
Marketing and promotional campaigns and events		[●] %
Expanding into global markets		[●] %
General Working Capital		[●] %
Total		100.00%

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock in this offering is set at a fixed price of $5.00. This price was determined arbitrarily by us, based on our assessment of our financial condition, prospects, limited operating history, and the general state of the securities market. It may not necessarily reflect our book value, assets, past operating results, financial condition, or any other established criteria of value.

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the offering price per share is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares. Our net tangible book value attributable to shareholders on September 30, 2025 was $[●] or approximately $[●] per share. Net tangible book value per share as of September 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2025, will be $[●] or approximately $[●] per share. This would result in dilution to investors in this offering of approximately $[●] per share or approximately [●]% from the assumed offering price of $[●] per share. Net tangible book value per share would increase to the benefit of present shareholders by $[●] per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based on the foregoing firm commitment offering assumptions. The number of our shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Securities” for more details.

Offering
Assumed public offering price per share	$5.00
Net tangible book value per share as of September 30, 2025
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of September 30, 2025, the difference between the number of ordinary shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $5.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has 60,000,000 shares of common stock issued and outstanding. Under this offering, the Company is registering an additional 1,000,000 shares of common stock for sale at a fixed price of $5.00 per share throughout the offering period.

There are no arrangements in place to address the potential impact of the offering on the stock price.

In connection with the Company’s selling efforts in the offering, our Chairperson, Yuting Bai, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rule 3a4-1 generally provides an exemption from the broker-dealer registration requirements of the Exchange Act for individuals associated with an issuer who participate in the offering of the issuer’s securities. Yuting Bai is not subject to any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act. She will not receive commissions or other forms of remuneration in connection with his participation in the offering. Yuting Bai is not, nor has he been within the past 12 months, a broker or dealer, nor an associated person of a broker or dealer. After the offering, Yuting Bai will continue to perform substantial duties for the Company that are unrelated to securities transactions.

For the purpose of complying with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale. Alternatively, the securities may be offered or sold if an exemption from such registration or qualification requirements is available and the Company has complied with it. In addition, the Company will be subject to the applicable provisions, rules, and regulations under the Exchange Act regarding securities transactions during the period when this Registration Statement is effective.

The Company will pay all expenses and costs related to the registration of the shares, including costs related to registration compliance with the securities laws of certain states, which we estimate to be approximately $[●].

Procedures for Subscribing

If you decide to subscribe for shares in this offering from us, you are required to i) execute and deliver a subscription agreement and ii) provide a check or certified funds to us for acceptance or rejection. Subscription checks should be made payable to either “Horizon Thread” or an escrow agent agreed upon by us. Wire transfers and telegraphic transfers are also accepted. The Company will deliver stock certificates for the purchased common shares directly to the purchasers within ninety (90) days of the offering’s close. Alternatively, upon request, the Company will provide an account statement for those shares that a holder intends to maintain in book-entry form.

Right to Reject Subscriptions

We reserve the right to accept or reject any subscription, in whole or in part, for any reason or without reason. Any funds received from rejected subscriptions will be promptly returned to the subscriber without interest or deduction. We will notify subscribers of acceptance or rejection of their subscriptions via mail within 48 hours of receipt.

DESCRIPTION OF SECURITIES

Our authorized share capital is $500,000, divided into 500,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of the date of this filing, we have 60,000,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock.

Common Stock

Each holder of shares of Common Stock is entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. Cumulative voting rights do not apply to Common Stock. Additionally, holders of any class or series of stock do not have preemptive rights to subscribe for, purchase, or receive any new or additional issuances of shares or convertible securities, regardless of whether such issuances are authorized now or in the future, or whether they are issued for money, for consideration other than money, or as a dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have never declared or paid any cash dividends on our Common stock and do not currently plan to pay dividends in the foreseeable future. We intend to retain all available funds and future earnings to support our operations and finance the growth and development of our business.

Any decision to pay dividends in the future will be at the discretion of our board of directors, subject to applicable laws and based on factors such as our results of operations, financial condition, contractual restrictions, and capital requirements. Additionally, we may enter into loan or credit agreements that could further limit our ability to declare or pay dividends. Our board of directors will have sole discretion over any future dividend decisions, considering these and other relevant factors.

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

We have not engaged a Transfer Agent. We will engage a Transfer Agent prior to the commencement of this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement we have two (2) shareholders of record of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common stock, and we cannot predict the effect, if any, that market sales of shares of our Common stock or the availability of shares of our Common stock for sale will have on the market price of our Common stock prevailing from time to time. Upon completion of this offering, our shares of Common stock will be publicly held by investors participating in this offering, and some shares of Common stock will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Common stock. While we intend to list the Common stock on the Nasdaq Global Market, we cannot assure you that a regular trading market will develop in our Common stock.

Future sales of substantial amounts of our Common stock in the public market after this offering, or even the expectation of such sales, could put downward pressure on the share price. Currently, only a limited number of our Common stock will be available for sale immediately following this offering due to contractual and legal restrictions that prevent immediate resale. However, once these restrictions expire, the potential sale of significant quantities of our Common stock, whether through the exercise of existing options or otherwise, could have a negative impact on the market price of our shares in the United States. This could also affect our ability to raise additional equity capital in the future.

All Common stock sold in this offering will be freely tradable in the United States by non-affiliates without any restrictions or need for further registration under the Securities Act. However, if the shares of Common stock are purchased by one of our “affiliates,” it may not be resold unless it is registered under an effective registration statement or qualifies for an exemption from registration, such as the exemption provided under Rule 144 of the Securities Act.

The shares of Common stock currently held by existing shareholders, as well as any shares that may be issued upon the exercise of outstanding options following the completion of this offering, are classified as “restricted securities” under Rule 144 of the Securities Act. These restricted securities can only be sold in the United States if they are registered or if they meet the conditions for an exemption from registration under Rule 144 or Rule 701 of the Securities Act. The specific requirements of these rules are outlined below.

Lock-Up Agreements

Our directors, executive officers, and shareholders have entered into agreements, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, any of our Common stock or other securities for a period of six months from the date of this prospectus. This includes refraining from entering into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of such securities without the prior written consent of the representative. Additionally, the Company is prohibited from conducting any offerings during this period and from re-pricing or changing the terms of existing options and warrants.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●      1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●      the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with iRich Securities Limited, as the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriter will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Shares
iRich Securities Limited	[●]
Total	[●]

The Underwriter is offering the Common Stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the Underwriter is not required to take or pay for the shares covered by the Representative’s option to purchase additional shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. iRich Securities Limited is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to [●] percent ([●]%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price	US$5.00
Underwriting fees and commissions ([●]%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $[●]. Such accountable out-of-pocket expenses include no more than $[●] in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $[●] and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $[●], background checks expenses not to exceed $[●], and DTC eligibility fees and expenses not to exceed $[●]. We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $[●].

The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

Each of our directors, executive officers, and the shareholder of our Common Stock has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Common Stock and securities that are substantially similar to our shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Common Stock shares. The initial public offering price of the Common Stock shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Common Stock shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Common Stock Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Common Stock shares to selling group members for sale to its online brokerage account holders. The Common Stock shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

•may not engage in any stabilization activity in connection with our securities; and

•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock shares, where action for that purpose is required. Accordingly, the Common Stock shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Common Stock shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

REPORTS TO SECURITIES HOLDERS

We are committed to ensuring that our financial information is equally accessible to all interested parties and investors by adhering to the disclosure requirements of Regulation S-K for smaller reporting companies under the Securities Exchange Act. We will also file Form 8-K and other proxy and information statements from time to time as required. The public can access and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street NE, Washington, DC 20549. For more information on the Public Reference Room, the public may call the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site at http://www.sec.gov where reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC can be found.

The Company’s mailing address is 2 Solomon Street, Summerstrand, Port Elizabeth Eastern Cape 6001, South Africa. If a shareholder wishes to contact the Company in writing, please kindly utilize the aforementioned mailing address and address mail to our Chairperson, Yuting Bai.

DESCRIPTION OF FACILITIES

We do not own or rent any properties. At present, we utilize the office space located at 2 Solomon Street, Summerstrand, Port Elizabeth Eastern Cape 6001, South Africa and we are not charged for this use.

LEGAL PROCEEDINGS

As of the date of this filing, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks, nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Below please find the biographical information regarding our officers and directors:

Officer/ Director Biography

Name	Position
Yuting Bai	Chairperson, Director, Chief Executive Officer
Chao Wang	Director, Chief Financial Officer
Yuchan Bai	Director
Li Wang	Director, Chief Information Officer
Mufeng Zhu	Director, Chief Marketing Officer

Yuting Bai: Chairperson, Director, CEO

Yuting Bai is the Chief Executive Officer of the Company, bringing extensive expertise in sustainable agriculture and business management. She holds a Bachelor's degree in Plant Science from the University of California, Davis and a Master's degree in Sustainable Development and Management from the University of Bath.

Yuting Bai has been instrumental in managing the family enterprise, focusing on operational development, sustainability, and modern governance systems. Deeply engaged in the olive industry, she oversees the full value chain from planting and production to processing, technical training, and commercialization, while actively participating in research projects. Centering on olives, her vision promotes healthier lifestyles and enhances quality of life through innovative, sustainable practices.

Chao Wang, Director, CFO

Chao Wang now serves as the Chief Financial Officer and Director of the Company. Chao Wang possesses over a decade of extensive and profound experience in the realm of capital operation. From 2014 to 2015, he served as an Investment Manager at China Cinda Asset Management Co., Ltd. From 2015 to 2017, he held the position of Deputy General Manager at Mingtai Capital. From 2017 to 2022, he was the Deputy General Manager at Jiayi Fund. Since 2022, he has been the Deputy General Manager at Zhonghong Fund. He graduated from the University of International Business and Economics with a dual-bachelor’s degree in finance and management, and later obtained the master’s degree in theoretical economics from Tsinghua University.

As a certified CPA (Australia) and CMA, and also equipped with securities and fund practice qualifications, Chao Wang demonstrates a high level of proficiency in financial analysis, value assessment, and business judgment. He has an in-depth and comprehensive understanding of a diverse range of financial instruments and stands out in his ability to design capital market transaction structures within the context of investment banking. His rich experience encompasses various domains, including trust, asset management, investment banking, value-based investment, and industrial funds. With his rich experience and outstanding skills in the capital market, Chao Wang will play a pivotal and crucial role in the company’s endeavors as it ventures further into the capital market.

Yuchan Bai, Director

Yuchan Bai draws on her philosophical training to infuse ethical depth into business strategy. She holds Bachelor's and Master's degrees in Philosophy, Politics, and Economics from the University of Warwick, where she systematically explored philosophy, applying critical thinking, ethical deliberation, and systemic viewpoints to challenge traditional management paradigms and decision frameworks.

In her role managing the family enterprise, Yuchan Bai bridges theory and practice, harmonizing profit motives with societal obligations. Through innovative ecological frameworks, she seamlessly weaves the olive value chain into everyday consumer experiences, driving enduring, impactful, and sustainable enterprise evolution while fostering meaningful societal contributions.

Li Wang, Director, CIO

Li Wang was formerly the General Manager of Chongqing Huafu Enterprise Management Consulting Co., LTD. During his tenure, he was involved in China’s government investment promotion, project promotion, and the settlement of international projects in China. He assisted international clients in getting cooperation opportunities and dealt with investment risk control when they negotiated with the Chinese government.

Also, he took part in the strategic planning and operation management of industrial projects, and was engaged in the overseas investment activities of domestic clients. He contributed to the development of the serviced enterprises.

Additionally, Li Wang serves as the Vice President of the China International Finance Foundation, the Secretary - General of the Urban Development and Cooperation Committee of the SCO Countries Multifunctional Economic and Trade Platform, the Secretary - General of the Urban Development and Cooperation Special Committee of the Chongqing Brand Promotion Association, and the Business Representative of China for the BRICS Health Working Committee.

Mufeng Zhu, Director CMO

Mufeng Zhu brings extensive experience in industrial operations and sustainable energy to the Company. From 2010 to 2013, he served as Technical Director at Beijing Equipment Installation Engineering Group Co., Ltd. He then advanced to Vice General Manager at Beijing Tai Rui Heng Xiang Power Transmission and Transformation Engineering Co., Ltd. from 2013 to 2018.

From 2019 to 2025, Mufeng Zhu was Vice General Manager at Zhong Hydrogen New Energy Technology Co., Ltd., a 2025 Chinese Unicorn Enterprise, where he led an R&D team in developing and supporting hydrogen kinetic energy equipment for the 2022 Beijing Winter Olympics.

In 2025, he founded Guizhou Xinyuan Technology Co., Ltd., a cooperative shareholding platform established by the Shanghai Cooperation Organization International Multi-functional Trade Platform Urban Development and Cooperation Committee, and assumed the role of Chairperson. By harnessing synergies across enterprises, Mufeng Zhu integrates energy operation platforms, capital services, and agricultural industries through R&D, technology, production, operations, and asset securitization to drive green and circular agricultural economies. This approach maximizes olive industry value while powering China's carbon neutrality strategy.

Corporate Governance

The Company emphasizes accountability for maintaining honest and ethical conduct. It is committed to providing full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC, as well as in other public communications. Additionally, the Company strives to comply with all applicable governmental laws, rules, and regulations. However, as the Company is not required to do so, it has not formally adopted a written code of business conduct and ethics governing its employees, officers, or directors.

In lieu of an Audit Committee, the Company’s directors undertake the responsibilities of reviewing and making recommendations regarding the selection of external auditors. They also oversee the scope, results, and effectiveness of the annual audit of the Company’s financial statements, as well as other services provided by the Company’s independent public accountants. Currently, the Board of Directors consists of three members, Yuting Bai, Guo Tian Zhi and Zhang Jun Xia, are responsible for reviewing the Company’s internal accounting controls, practices, and policies.

Committees of the Board

Compensation Committee

Our compensation committee will consist of [●], [●] and [●] and will be chaired by [●]. Our board of directors has determined that [●] and [●] satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers.

The compensation committee is responsible for, among other things:

•    reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•    reviewing and evaluating our executive compensation and benefits policies generally;

•    in consultation with our chief executive officer, whom we will appoint, periodically reviewing our management succession planning;

•    reporting to our board of directors periodically;

•    evaluating its own performance and reporting to our board of directors on such evaluation;

•    periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•    selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and Corporate Governance Committee

Our nomination and corporate governance committee will consist of [●], [●] and [●], and will be chaired by [●]. Our board of directors has determined that [●] and [●] satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nomination and corporate governance committee is responsible for, among other things:

•    identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•    evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•    leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•    reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•    reviewing and approving compensation (including equity-based compensation) for our directors;

•    overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•    reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Strategy Committee

The Strategy Committee is the core organization of the Company’s strategic decision-making and management, mainly responsible for formulating the Company’s strategic plan, defining the direction of development, evaluating and deciding on major investment projects, and supervising the Company’s compliance operation. Through in-depth analysis of macroeconomics, industry dynamics and the Company’s resources, it ensures that the strategies are in line with the market trends, guides the rational allocation of resources, and promotes business expansion and upgrading, while at the same time, it supervises the Company’s compliance with laws and regulations and internal systems, guards against compliance risks, and maintains the Company’s reputation. Through regular meetings, special studies and communication with the management, the Strategy Committee provides professional guidance for the Company’s decision-making, ensures the realization of strategic objectives, and contributes to the Company’s sound development.

Executive Committee

The Executive Committee is the key executive body for the implementation of the strategy, and its main responsibility is to implement the strategic planning and guidance requirements formulated by the Strategy Committee into daily operations. The Executive Committee ensures the effective promotion of strategic initiatives in all business units and levels of the Company by breaking down strategic objectives and formulating detailed action plans and timetables. It is responsible for coordinating the resources of various departments, solving problems encountered in the process of strategy implementation, supervising the progress of strategy implementation, and providing timely feedback to the Strategy Committee on the implementation status, so as to ensure that the entire process of the Company’s strategy from planning to implementation is carried out in an efficient and orderly manner, and to promote the smooth realization of the Company’s strategic objectives.

Audit Committee Financial Expert

Our Board of Directors, consisting of Yuting Bai, Chao Wang, Yuchan Bai, Li Wang, and Mufeng Zhu, has determined that we do not have a board member who qualifies as an “audit committee financial expert” as defined in Regulation S-K. Additionally, none of our Board members meet the definition of “independent” as used in Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined in FINRA Rules. We believe that our current directors, Yuting Bai, Chao Wang, Yuchan Bai, Li Wang, and Mufeng Zhu, are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our directors do not believe that it is necessary to have an audit committee, as management is confident that the Board of Directors can adequately perform the functions of an audit committee. Furthermore, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome. Given our stage of development and current financial condition, such a measure is not warranted at this time.

Independence of Directors

We are not required to have independent members on our Board of Directors and do not currently plan to appoint any independent directors, as defined by the standards mentioned above. At present, the Board of Directors consists of Yuting Bai, Chao Wang, Yuchan Bai, Li Wang, and Mufeng Zhu.

Code of Ethics

We have not established a formal Code of Ethics. Our Board of Directors, comprising Yuting Bai, Chao Wang, Yuchan Bai, Li Wang, and Mufeng Zhu, has assessed the Company’s operations and employee structure. Given that the business is managed by a small number of individuals, we believe that general fiduciary duties and existing federal and state criminal, business conduct, and securities laws provide sufficient ethical guidance. However, if our operations, employee base, or board of directors expand in the future, we may consider adopting a formal Code of Ethics.

Shareholder Proposals

Our Company has not established any formal policies or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given our current stage of development, implementing a specific nominating policy would be premature and of limited value until our business operations reach a more advanced stage. At present, we do not have any specific or minimum criteria for the election of nominees to the Board of Directors, nor do we have a defined process or procedure for evaluating such nominees. The Board of Directors will consider all candidates, regardless of whether they are submitted by management or shareholders, and make recommendations for their election or appointment.

Shareholders who wish to communicate with the Board of Directors may do so by sending a written request addressed to our CEO and Director, Yuting Bai, at the address listed on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The following table provide details regarding the compensation paid, earned, or accrued by the Company’s CEO and CFO for their service during the fiscal periods ended September 30, 2025.

This table includes information for all executive officers of the Company who served in these capacities as of the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yuting Bai, Chairperson, Director	2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
Chao Wang, CFO, Director	2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
Yuchan Bai, Director	2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
Li Wang, CIO, Director	2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
Mufeng Zhu, CMO, Director	2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Director Compensation

Our Board of Directors currently does not receive any compensation for their services as members of the Board. However, the Board retains the discretion to compensate its members in the future, either through cash or stock-based awards, for their contributions to the Company. The amount of any such compensation, if granted, will be determined solely by the Board of Directors.

Executive Compensation Philosophy

The compensation of our executive officers is determined exclusively by our Board of Directors. The Board retains the right to compensate our current and future executives through a variety of means, including paying salaries, issuing shares of common stock in consideration for services rendered, and awarding incentive bonuses tied to both the Company’s performance and the individual executive officer’s performance. Additionally, the compensation package may include long-term, stock-based incentives for certain executives, designed to align their performance with our long-term business strategies. Although the Board has not granted any performance-based stock options to date, it reserves the right to do so in the future if it determines that such grants would be in the best interests of the Company.

Incentive Bonus and Future Stock-based Compensation

The Board of Directors may, at its sole discretion, award incentive bonuses to our current and future executive officers if it determines that such bonuses are in the Company’s best interest. This decision will be based on an evaluation of our current business objectives, growth (if any), and the monthly revenue generated, which is directly attributable to the actions and capabilities of the executives.

To attract, retain, and motivate the executive talent needed to support the Company’s long-term business strategy, our Board of Directors may, at its sole discretion, award long-term, stock-based compensation to our current and future executives in the future. However, we currently have no immediate plans to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2025, certain information concerning the beneficial ownership of our Common Stock by each director. The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership before Offering	Percentage of Ownership after Offering
Yuting Bai	[●]	[●]	[●]%	[●]%
Chao Wang	[●]	[●]	[●]%	[●]%
Yuchan Bai	[●]	[●]	[●]%	[●]%
Li Wang	[●]	[●]	[●]%	[●]%
Mufeng Zhu	[●]	[●]	[●]%	[●]%

Beneficial ownership is determined in accordance with Section 13 under the Exchange Act. Under this rule, shares may be considered beneficially owned by more than one person if they share voting or disposition power over the shares. Additionally, shares that a person has the right to acquire within 60 days (e.g., through the exercise of an option or warrant) are also deemed beneficially owned. When calculating the ownership percentage of an individual, the number of shares includes those that can be acquired through such rights. Consequently, the percentage of outstanding shares shown for any person in the table above may not necessarily reflect their actual voting power on any specific date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

At our current early stage of development and with limited financial resources, we have not yet implemented formal policies and procedures for reviewing, approving, or ratifying transactions with our executive officers, directors, and significant stockholders, such as those described above. However, we plan to establish these formal policies in the future once we have adequate resources and additional directors in place. Moving forward, our directors will continue to approve any related-party transactions on an ongoing basis.

MATERIAL CHANGES

From the inception to now, there is no material change in Horizon Thread.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$ [●]
Legal Fees	$ [●]
Auditor Fees and Expenses	$ [●]
Miscellaneous Fees and Expenses	$ [●]
TOTAL	$ [●]

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Pursuant to our Bylaws, any individual who is or has been a party to, or is threatened to be made a party to, or is involved in any legal action, suit, or proceeding—whether civil, criminal, administrative, or investigative—due to their role as a Director or Officer of the Company, or their service at the Company’s request as a Director or Officer of another entity, or as a representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the laws of the State of South Africa. This indemnification extends to all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and settlement amounts) reasonably incurred or suffered in connection with such actions. Such right of indemnification shall be contractual and may be enforced by the individual in any manner they deem appropriate. Furthermore, the Company shall pay the expenses incurred by Officers and Directors in defending any civil or criminal action, suit, or proceeding as they are incurred and prior to the final disposition of the matter, provided the indemnified party or their representative undertakes to repay the Corporation if a court of competent jurisdiction ultimately determines that the party is not entitled to indemnification. Such right of indemnification shall not be exclusive, and Directors, Officers, or representatives may also be entitled to additional indemnification rights under any bylaw, agreement, shareholder vote, legal provision, or other means, in addition to the rights granted under this Article.

To further clarify and expand on the foregoing, the Board of Directors may, at any time, adopt additional bylaws regarding indemnification to ensure that the Company always provides the maximum level of indemnification permitted by the laws of the State of South Africa. Additionally, the Board may authorize the Company to purchase and maintain insurance on behalf of any individual who is or has been a Director or Officer of the Company, or who has served at the Company’s request as a Director or Officer of another entity, or as a representative in a partnership, joint venture, trust, or other enterprise. Such indemnification would cover any liabilities asserted against such person arising from their roles or statuses, regardless of whether the Company has the power to indemnify them directly. The indemnification provided hereunder shall remain in effect for individuals who are no longer Directors, Officers, Employees, or Agents of the Corporation and shall inure to the benefits of the heirs, executors, and administrators of such person.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 is permitted to directors, officers, or controlling persons of the registrant under the provisions stated above, the registrant has been advised that the Securities and Exchange Commission believes such indemnification contravenes the public policy set forth in the Securities Act and is, as a result, unenforceable.

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

a) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

1)include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

3)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b)  For purposes of determining any liability under the Securities Act of 1933, to provide the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 c) For the purpose of determining any liability under the Securities Act of 1933, to provide each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Port Elizabeth, Province of Eastern Cape, Republic of South Africa, on October 22, 2025.

Horizon Thread (PTY) Ltd

By: /s/ Yuting Bai

Name:Yuting Bai

Title:Chairperson, Director

Date:October 22, 2025

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signed by: /s/ Yuting Bai

Name:Yuting Bai

Title:CEO, Director

Date:October 22, 2025

Signed by: /s/ Chao Wang

Name:Chao Wang

Title:CFO, Director

Date:October 22, 2025

Signed by: /s/ Yuchan Bai

Name:Yuchan Bai

Title:Director

Date:October 22, 2025

Signed by: /s/ Li Wang

Name:Li Wang

Title:CIO, Director

Date:October 22, 2025

Signed by: /s/ Mufeng Zhu

Name:Mufeng Zhu

Title:CMO, Director

Date:October 22, 2025